Exhibit 10.3

DIRECTOR AGREEMENT

This Director Agreement (the “Agreement”) is made and entered into as of October 27, 2026 (the “Effective Date”), by and between CapForce, Inc. (the “Company”), and Mohd Azham Azudin (the “Director,” and together with the Company, the “Parties”).

WHEREAS, the Director had previously served the Company as Chief Operating Officer of the Company (“COO”) and had been redesignated from the Company as COO effective October 27, 2026 following a personnel reshuffle in the Company.

WHEREAS, the Company desires to continue to engage Director, and the Director is willing to continue such engagement, as a director of the Company upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the Parties hereto hereby agrees as follows:

1. Engagement. Upon the terms and subject to the conditions of this Agreement, the Company hereby engages the Director to act as an executive director and provide services on the terms and conditions provided in this Agreement. The Director agrees to devote appropriate time and attention to the execution of the services to be provided by the Director hereunder, which shall include such services as the Company and the Director may reasonably agree (hereinafter the services to be provided by the Director hereunder are referred to as the “Services”).

2. Compensation. The Company shall pay the Director a fee of $3,000.00 per month pro-rated for a partial month during which the Director serves. The Company shall reimburse the Director for all reasonable business travel expenses previously authorized in writing by the Company and reasonably and necessarily incurred by the Director in the performance of his duties, responsibilities, and authorities hereunder. During the term of the Director’s engagement as a director of the Company, the Director shall not receive or be eligible to participate in the Company’s benefit programs in effect for the employees of the Company as in effect from time to time, on and after the Effective Date. In addition to the above, the Director shall remain eligible for the stock granted during his tenure as COO of the Company notwithstanding his redesignation before the completion if the vesting period of the stocks granted.

3. Term. Unless earlier terminated pursuant to Section 4, the term of the Director’s engagement by the Company under this Agreement shall continue and terminate upon the Director ceasing to be a member of the Board of Directors of the Company (the “Term”).

4. Termination. The Term of this Agreement shall terminate effective upon the date of any of the following occurrences (such date, the “Termination Date”): (i) if at any time during the Term, the Company reasonably determines that the Director has been or will be unable, as a result of physical or mental illness or incapacity, to perform his duties hereunder for one year, the Term may be terminated by the Company upon written notice to the Director; (ii) either Party hereto may terminate the Term for any reason upon thirty (30) days written notice to the other Party; or (iii) the Term shall automatically terminate on the date of the Director’s death (such date being the Termination Date). All compensation earned as of such Termination Date shall be due and payable to the Director, which amount shall be paid by the Company to the Director within thirty (30) days after the Termination Date.

5. Restrictive Covenants.

(a) The Director acknowledges and agrees that (i) the Director has a major responsibility for oversight of the operation, development and growth of the Company’s business; (ii) the Director’s work for the Company will bring him into close contact with Confidential Information (defined below) of the Company and its clients; and (iii) the agreements and covenants contained in this Section 5 are essential to protect the legitimate business interests of the Company and that the Company will not enter into this Agreement but for such agreements and covenants.

(b) Non-solicitation of Employees of the Company, Directors of the Company or Customers or Suppliers of the Company. During the Term and for a three (3) year period thereafter (the “Restricted Period”), the Director shall not, directly or indirectly on behalf of any business, firm, corporation, partnership, person, proprietorship or other entity, incorporated or otherwise, and shall use his best efforts to cause each business, firm, corporation, partnership, person, proprietorship and other entity with which he is or shall become associated in any capacity not to, (i) solicit for employment, employ or otherwise engage any employee, officer, contractor or director of the Company, without the written consent of the Company, or (ii) except in connection with the performance of the Director’s duties hereunder and in accordance herewith, solicit, interfere with, endeavor to entice away from the Company or communicate with regarding the business of the Company any customer or supplier of the Company. The Director acknowledges and agrees in connection with the foregoing that the identities of the Company’s employees, officers, contractors, directors, customers, suppliers and clients and other information gained during his period of employment with the Company with respect thereto is Confidential Information (as more fully defined in Section 5(c) below) of the Company.

(c) Confidentiality. During the Restricted Period and at all times thereafter, the Director agrees and acknowledges that the Confidential Information (as defined below) of the Company is valuable, special and unique to its business; that such business depends on such Confidential Information; and that the Company wishes to protect such Confidential Information by keeping it confidential for the exclusive use and benefit of the Company. The Director further acknowledges that any use by him of the Confidential Information other than in strict accordance with the terms of this Agreement would be wrongful and would cause the Company irreparable injury. Based upon the foregoing, with respect to such Confidential Information, the Director agrees: (i) to keep any and all Confidential Information in trust for the sole use and benefit of the Company; (ii) except as required by applicable law or as required in furtherance of the business of the Company in accordance with the terms hereof, not to use or disclose or reproduce, directly or indirectly, any Confidential Information of the Company; (iii) to take all steps necessary or reasonably requested by the Company to ensure that all Confidential Information is kept confidential for the sole use and benefit of the Company; and (iv) in the event the Director’s service as a director with the Company terminates for any reason whatsoever or at any time that the Company may in writing request, to deliver promptly to the Company all materials constituting Confidential Information (including all written, graphic, facsimile, encoded or recorded copies or duplicates thereof or notes regarding the same) of the Company that are in his possession or under his control without making or retaining any written graphic, facsimile, encoded or recorded copy or extract from such materials. “Confidential Information” means any and all information developed by or for or possessed by the Company prior to or during the Term that is (A) not generally known in any industry in which the Company does business as of the date hereof or during the Term or (B) not publicly available (including for this purpose information that is publicly available because of a breach by the Director of the provisions hereof). Confidential Information includes, but is not limited to, the information identified in this Section 5(c) (including, without limitation, personnel records and applications, employment and other Director agreements, medical records, Director appraisals, reviews and evaluations, general wage and salary rates and individual salaries and bonuses and plans and records relating thereto, numbers of Directors in departments and divisions, Director benefit plans and incentive plans), and any and all other information developed by or for or possessed by the Company concerning information technology, marketing and sales methods, concepts, materials, products, processes, procedures, formulae, compounds, formulations, models, innovations, discoveries, improvements, inventions, protocols, computer programs, records, data, know-how, techniques, designs, machinery, devices, research and development projects, data, preparations, business forms, strategies, plans for development of products, services or expansion into new areas or markets, internal operations, product price lists, forecasts, projections, financial information (including the revenues, costs or profits associated with the products of the Company) and any other trade secrets and proprietary information of any type owned by or pertaining to the Company, together with all written, graphic, facsimile, encoded, recorded and other materials relating to all or any part of the same.

(d) Noncompetition, etc. During the Restricted Period and any extension thereof, the Director shall not, directly or indirectly, engage in or be associated with, whether as a director, officer, employee, agent, Director, shareholder, partner, owner, independent contractor or otherwise, any business, firm, corporation, partnership, person, proprietorship or other entity, incorporated or otherwise (other than the Company), which is conducting, or plans to conduct, any business which competes with or will compete with, in the United States, (i) the business of the Company as constituted during the Term, or (ii) the products of the Company manufactured, sold or under development by the Company during the Term; provided, however, nothing herein shall prohibit the Director from being a shareholder in any entity that competes with the Company so long as the Director does not control such entity and does not hold more than a five percent (5%) equity interest therein.

(e) Compliance With Laws. In performing the Director’s duties hereunder, the Director agrees to comply with all applicable governmental laws, rules and regulations and all applicable policies and procedures of the Company.

(f) Remedies. The Director acknowledges that the Company would be irreparably injured by a violation of the covenants contained in this Section 5 and agrees that the Company shall be entitled to an injunction restraining the Director from any actual or threatened breach of the covenants contained in Section 5, or to any other appropriate equitable remedy without bond or other security being required. Any such relief shall be in addition to and not in lieu of any appropriate relief in the way of monetary damages that the parties may seek in arbitration. Director agrees that if the duration or the scope of or any business activity covered by any provision of this Section 5 is in excess of what is determined to be valid and enforceable under applicable law, such provision shall be construed to cover only that duration, scope or activity that is determined to be valid and enforceable. Director hereby acknowledges that this Section 5 shall be given the construction that renders its provisions valid and enforceable to the maximum extent, not exceeding its express terms, possible under applicable law.

6. Representations, Warranties and Covenants of the Director. The Director hereby represents and warrants to the Company as follows:

(a) Capacity. The Director has full legal capacity to enter into and perform the Director’s obligations under this Agreement;

(b) No Conflict. The execution, delivery and performance by the Director of this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default under, any agreement or instrument to which the Director is a party or by which he is bound. The Director is not subject to any agreement restricting his ability to enter into this Agreement and fully carry out his duties and responsibilities hereunder; and

(c) Execution and Enforceability. This Agreement has been duly executed and delivered by the Director and constitutes a binding agreement enforceable against Director in accordance with its terms.

7. Indemnification. The Company shall indemnify the Director and each of his agents against any loss, liability, claim, damage, or expense arising from the actions or inactions of the Company (or any of its officers and directors), including, but not limited to, any and all out of pocket expense and reasonable attorneys’ fees whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any third party claim whatsoever), to which the Director may become subject arising out of or based on any actions or inactions or operations of the Company (or any of its officers and directors), to the fullest extent permitted by the Delaware General Corporation Law. Such indemnification does not include any claims resulting from the gross negligence, willful misconduct or bad faith of the Director.

8. Waiver of Breach. The waiver by either the Company or the Director of a breach of any provision of this Agreement shall not operate as or be deemed a waiver of any subsequent breach by either the Company or the Director. Any waiver must be in writing.

9. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or courier service, or mailed by first-class certified mail, postage prepaid and return receipt requested, addressed as follows:

(a) to the Director, at the address on file with the Company.

(b) to the Company addressed as follows:

CapForce, Inc.
23219 Stringtown Road, Suite 300
Clarksburg, MD 20871

or, in each case, at such other address as may from time to time be specified to the other party in a notice similarly given.

10. Amendment. This Agreement may not be amended orally in any manner or in writing without the written consent of the Company and the Director. No provision of this Agreement may be waived, delayed, modified, terminated or otherwise impaired without the prior written consent of the Company and the Director.

11. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the Director’s directorship with the Company contemplated by this Agreement and supersedes all prior agreements, arrangements and understandings, oral or written, express or implied, between the parties with respect to such agreement. Sections 5 through 17 of this Agreement shall survive the termination of this Agreement.

12. Governing Law. The provisions of this Agreement shall be construed in accordance with the internal laws of Malaysia, without regard to its conflict of laws principles.

13. Expenses. Except as otherwise provided herein, all costs and expenses (including attorneys’ fees) incurred in connection with the negotiation and preparation of, or any claim, dispute or litigation pertaining to, this Agreement shall be paid by the party incurring such expenses.

14. Assignment; Successors and Assigns, etc. This Agreement is a personal contract and Director may not sell, transfer, assign, pledge or hypothecate his rights, interests and obligations hereunder. Except as otherwise herein expressly provided, this Agreement shall be binding upon and shall inure to the benefit of Director and his personal representatives and shall inure to the benefit of and be binding upon the Company and its successors and assigns, except that the Company may not assign this Agreement without Director’s prior written consent, except to an acquirer of all or substantially all of the assets of the Company.

15. Arbitration. All disputes and disagreements arising from, relating to, or otherwise connected with this Agreement, the breach of this Agreement, the enforcement, interpretation or validity of this Agreement, or the directorship relationship (including any wage claim, claim for wrongful termination, or any claim based upon any statute, regulation, or law, including those dealing with discrimination or retaliation, sexual harassment, civil rights, age, or disability) that the Company may have against Director or that Director may have against the Company, including the determination of the scope or applicability of this Agreement to arbitrate, shall be settled by arbitration administered by the Judicial Arbitration and Mediation Services (“JAMS”). Arbitration shall take place in Wilmington, DE and shall be conducted before a single arbitrator selected by and in accordance with the rules and procedures of JAMS. The decision of the arbitrator shall be final and binding on the parties. Judgment on any award may be entered in any court having competent jurisdiction, and application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The expenses of the arbitration (including any arbitrator fees) shall be borne equally by the Director and the Company. Each of the parties shall bear the fees and expenses of its own legal counsel.

16. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

17. Withholding Taxes. The Company shall deduct any foreign, federal, state or local withholding or other taxes from any payments to be made by the Company hereunder in such amounts which the Company reasonably determines are required to be deducted under applicable law.

18. Counterparts; Construction. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or .pdf signatures shall have the same force and effect as original signatures. This Agreement shall not be construed more strictly against one Party than the other, merely by virtue of the fact that it may have been prepared by counsel for one of the Parties, it being recognized that both Company and Director have contributed substantially and materially to the negotiation and preparation of this Agreement. In construing this Agreement, the singular shall include the plural and the plural shall include the singular, and the use of any gender shall include every other and all genders.

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IN WITNESS WHEREOF, the Director and the Company have executed this Agreement as of the date first above written.

/s/ Mohd Azham Azudin
Mohd Azham Azudin

CapForce, Inc.

By:	/s/ John Tan
Name:	John Tan
Title:	Chairman